Exhibit 10.5

SUPERIOR DRILLING PRODUCTS, INC.
NonSTATUTORY Stock Option AGREEMENT

(Employee, Director, Consultant)

1.                  Grant of Stock Option. As of the Grant Date (identified in the Award Notice attached hereto (the “Award Notice”), Superior Drilling Products, Inc., a Utah corporation (the “Company”), hereby grants a Nonstatutory Stock Option (the “Option”) to the Optionee (identified in the Award Notice), an [Employee/Director/Consultant] of the Company, to purchase the number of shares of the Company’s common stock, $0.001 par value per share (the “Stock”) identified in the Award Notice (the “Stock”), subject to the terms and conditions of this agreement (the “Agreement”) and the Superior Drilling Products, Inc. 2015 Long Term Incentive Plan (the “Plan”) which is hereby incorporated herein in its entirety by reference and is attached as Exhibit A. The Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code.

2.                  Definitions. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise specifically provided herein. The Award Notice sets forth meanings for various capitalized terms used in this Agreement.

3.                  Option Term. The Option shall commence on the Grant Date (identified in the Award Notice) and terminate on the date immediately prior to the tenth (10th) anniversary of the Grant Date. The period during which the Option is in effect and may be exercised is referred to herein as the “Option Period.”

4.                  Option Price. The Option Price per share of Stock is identified in the Award Notice.

5.                  Vesting. This Option may be exercised for the total number of shares Stock subject to this Option in accordance with the Vesting Schedule as follows: 100% on the Grant Date. The Stock may be purchased at any time, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Stock.

6.                  Method of Exercise. The Option is exercisable by delivery of a written notice to the Secretary of the Company, at the address for notices to the Company provided below, signed by the Optionee, specifying the number of shares of Stock to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Option, in writing, at any time prior to the close of business on the business day preceding the proposed exercise date.

7.                  Restrictions on Exercise. The Option may not be exercised if the issuance of such Stock or the method of payment of the consideration for such Stock would constitute a violation of any applicable federal or state securities or other laws or regulations, including any laws or regulations or Company policies respecting blackout periods, or any rules or regulations of any stock exchange on which the Stock may be listed.

8.                  Termination of Employment/Engagement. Voluntary or involuntary termination of the Optionee as an Employee/Consultant of the Company and its Affiliates shall affect Optionee’s rights under the Option as follows:

(a)               Termination for Cause or Breach of Noncompetition or Confidentiality Agreement. The vested and non-vested portions of the Option shall expire on 12:01 a.m. (CST) on the date of termination of employment/engagement or the date of the breach, as applicable and shall not be exercisable to any extent if Optionee’s employment/engagement is terminated for Cause or the Optionee breaches a noncompetition and/or confidentiality agreement between Optionee and the Company or any of its Affiliates at any time.

(b)               Death or Disability. If Optionee’s employment/engagement is terminated by death or Disability (as determined by the Committee at the time of such termination as a member of the Company’s Board of Directors), then the vesting of the Option shall be accelerated and the entire Option shall automatically become 100% vested as of the date of such termination and the Option shall expire 365 calendar days after the date of such termination of employment to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee’s rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Disability, by Optionee or Optionee’s legal representative. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 365 days after the date of Optionee’s death or termination of employment due to Disability.

(c)                Other Involuntary Termination. If Optionee’s employment with the Company and its Affiliates is terminated by the Company for any reason other than for Cause, death or Disability, then (i) the non-vested portion of the Option shall immediately expire on the date of termination of employment and (ii) the vested portion of the Option shall expire to the extent not exercised six (6) months after the date of such termination of employment/engagement. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) six (6) months after the date of termination.

(d)               Other Voluntary Termination. If Optionee’s employment with the Company and its Affiliates is terminated by the Optionee for any reason other than for death or Disability, then (i) the non-vested portion of the Option shall immediately expire on the date of termination of employment and (ii) the vested portion of the Option shall expire to the extent not exercised three (3) months after the date of such termination of employment/engagement. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) three (3) months after the date of termination.

(e)                Change in Control. Notwithstanding the vesting provisions in this Agreement, in the event of a “Change in Control” of the Company, vesting of the Option shall be accelerated and the entire Option shall automatically become 100% vested as of the day of the Change in Control date and the Option shall otherwise be affected as provided in the Plan.

9.                  Independent Legal and Tax Advice. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Stock acquired thereby.

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10.              No Rights in Stock. Subject to the terms of the Plan, Optionee shall have no rights as a stockholder until the Optionee becomes the record holder of such Stock, or upon a Change in Control, with respect to the Stock.

11.              Investment Representation. Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Stock issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Stock hereunder to comply with any law, rule or regulation that applies to the Stock subject to the Option.

12.              No Guarantee of Employment, Engagement or Services. The Option shall not confer upon Optionee any right to continued employment, engagement or Services with the Company or any Affiliate.

13.              Withholding of Taxes. The Option is subject to and the Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state, or local (foreign and domestic) tax and withholding obligations upon exercise of the Option.

14.              General.

(a)               Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

(b)               Nontransferability of Option. The Option granted pursuant to this Agreement is not transferable other than by will or by the laws of descent and distribution or by a qualified domestic relations order (as defined in Section 4l4(p) of the Internal Revenue Code). The Option will be exercisable during Optionee’s lifetime only by Optionee or by Optionee’s legal representative in the event of Optionee’s Disability. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee.

(c)                Amendment and Termination. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Optionee and Company.

(d)               No Guarantee of Tax Consequences, Legal Consult. The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding this Award including, without limitation, with respect to the grant and exercise of the Option and the disposition of any Stock acquired thereby.

(e)                Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

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(f)                Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.

15.              Counterparts: This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company, as of the Grant Date has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has hereunto executed this Agreement as of the same date.

SUPERIOR DRILLING PRODUCTS, INC.

By:
Name:
Title:

Address for Notices:

Attention: [Name]

OPTIONEE:

Signature

Printed Name
Address:

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